Exhibit 4.1

                            STOCK PURCHASE AGREEMENT
                     --------------------------------------

                          NATURAL SOLUTIONS CORPORATION
                                OCTOBER 29, 1999
                    ----------------------------------------

            THIS STOCK PURCHASE AGREEMENT ("Agreement") is executed effective as of October 29, 1999, by and between M.G. ROBERTSON ("Purchaser"), NATURAL SOLUTIONS CORPORATION, a Nevada corporation (the "Company") and as to Paragraphs eight (8) and nine (9) hereof George A. Janke individually and on behalf of IBAC Corporation, ICE BAN AMERI- CAN and ICE BAN USA collectively the "ICE BAN Parties."

                                  INTRODUCTION

            Pursuant to Purchaser's desire to participate in the capital funding of the Company and the Company's desire to have Purchaser participate in such funding, the Company and Purchaser have agreed that Company will sell to Purchaser Four Million (4,000,000) shares (the "Shares") of the $.001 par value common stock ("Common Stock"), the only series of securities issued by the Company.

            TO MORE FULLY CARRY SUCH AGREEMENT INTO EFFECT, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Sale and Purchase. The Company hereby agrees to sell and issue to Purchaser the Shares, and Purchaser agrees to purchase such Shares on the terms and conditions set forth herein.


2. Purchase Price; Payment. The purchase price (the "Purchase Price") which Purchaser agrees to pay to the Company for the Shares is an aggregate purchase price of One Million Dollars ($1,000,000.00) at the Closing (as defined below). The Purchase Price shall be paid by wire transfer or other readily available funds to the Company at the Closing.


3. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on November 1, 1999. At the Closing the Company shall deliver to Purchaser a certificate representing the Shares and Purchaser shall deliver to the Company the Purchase Price.


4. Representations and Warranties of the Company. The Company represents, warrants, and covenants to Purchaser as follows:


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Natural Solutions Corporation                          October 29, 1999



          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada, and has all requisite corporate power and authority to execute and deliver this Agreement and to carry out the provisions of this Agreement.


          (b) All corporate action on the part of the Company necessary for the authorization, execution, and delivery of this Agreement, the performance of all the obligations of the Company hereunder and the authorization, issuance and delivery of the Shares have been taken, and this Agreement, when executed and delivered, will constitute the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting creditor's rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.


          (c) The Shares when sold and issued in accordance with the terms of this Agreement will be duly and validly issued, fully paid and nonassessable.


          (d) As of the date hereof, the Company has 55,000,000 shares of Common Stock authorized, of which 15, 996,540 are issued and outstanding.


          (e) As of the date hereof, the material identified in Paragraph 5(e) below upon which the Purchaser has relied is true, accurate and complete.


5. Representations and Warranties of Purchaser. Purchaser represents, warrants and covenants to the Company as follows:


          (a) Purchaser has the full power and authority to make and enter into this Agreement.


          (b) There is no agreement or understanding of any sort which prohibits Purchaser from entering into or carrying out this Agreement.


          (c) Purchaser (i) is acquiring the Shares for his own account for investment, not as nominee or agent, and not with a view to or for sale in connection with any distribution or any part thereof and (ii) has no present intention of selling, granting participation in, or otherwise distributing the same. Purchaser understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of the reliance by the Company on exemptions from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or under any "Blue Sky" law of any state by reason of the reliance by the Company on exemptions thereunder, and that the Company's reliance is predicated in part on

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Natural Solutions Corporation                               October 29, 1999


          Purchaser's representations set forth herein. By reason of his business and financial experience, Purchaser has the capacity to protect his own interests in connection with the transactions contemplated hereby and is able to bear the economic risk thereof.


          (d) Purchaser is an accredited investor as such term is defined in Regulation D.


          (e) Purchaser acknowledges that he has been given an opportunity to examine such instruments, documents and other information relating to the Company as he has deemed necessary or advisable in order to make an informed decision relating to his purchase of the Shares that he has been afforded an opportunity to ask questions and to obtain any additional information necessary in order to verify the accuracy of the information furnished and that he has, in fact, asked all such questions and reviewed all such instruments, documents and other information as he deems necessary under the circumstances.


          (f)   Purchaser   understands   that  the  Shares  may  not  be  sold,
          transferred, or otherwise disposed of without registration under applicable securities laws or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares and the Warrants (or the Common Stock issued on exercise thereof) or an available exemption from registration under applicable securities laws, the Shares and the Warrants (and any Common Stock issued on exercise thereof) must be held indefinitely.


          (g) To the extent applicable, each certificate or other document evidencing any of the Shares shall be endorsed with the legend substantially as set forth below:

            "The shares represented by this certificate have not been Registered under the Securities Act of 1933. The Shares have been acquired for investment and may not be offered, sold or otherwise transferred in the absence of an effective Registration Statement for the shares under the Securities Act of 1933, or a prior opinion of counsel satisfactory to the Issuer, that registration is not required under that Act."


          (h) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel at such holder's expense (which counsel may be counsel for the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.


6. The Company's Conditions Precedent. The obligations of Company hereunder are subject to the representations and warranties of the Purchaser contained herein being true and correct as of Closing.


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Natural Solutions Corporation                          October 29, 1999



7. Purchaser's Conditions Precedent. The obligations of the Purchaser hereunder are subject to the representations and warranties of Company contained herein being true and correct as of Closing and further subject to the right of the Purchaser to assure from and after settlement Purchaser's selection of three of seven or four of nine members of the Board of Directors so long as the Company owes purchaser any money under all or a part of the note from the corporation dated August 11, 1999.


8. No Outstanding Inter-Corporate Claims. The Company and the ICE BAN Parties represent and warrant that there are no outstanding claims or disputes between the Company and the ICE BAN Parties and that all prior claims or disputes have been resolved and fully released without any consideration being paid or due by the Company to any of the Ice Ban Parties.


9. Note Deferral. ICE Ban USA, for one dollar ($1.00) and such other consideration satisfactory to it through the signature below of its Chief Executive Officer agrees to defer any demand for payment on the note by the Company to it for approximately $237,000.00 until the Company in its sole discretion has achieved sufficient reliable cash flow to satisfy the note without jeopardizing the Company's ability to pay its budgeted expenditures.


10. Separate Account. Funds from the sale to Purchaser shall be placed in a Company account at Crestar Bank or such other institution satisfactory to both the corporation and Purchaser and from which funds may be withdrawn for general corporate expenses only upon the signature of both an authorized corporate officer and Purchaser or Purchaser's designee or such other options as Purchaser may determine. Requests for disbursement from such account shall not unreasonably be denied.


11.  Registration Rights.


          (a) For purposes of this Section 11:

               (i) The term "Registrable Securities" means any Common Stock of the Company owned by the Purchaser;

               (ii) The term "Purchaser" means the Purchaser or any assignee of Purchaser's Registrable Securities and registration rights.


          (b) Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders often than the Purchaser) any of its stock under the Securities Act of 1933 (the "Act") in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to employees of the Company pursuant to a stock option, stock purchaser or similar plan, relating to a Rule 145 transaction or a registration on any form which

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Natural Solutions Corporation                          October 29, 1999


          does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give the Purchaser written notice of such registration. Upon the written request of the Purchaser given within twenty (20) days after mailing of such notice by the Company in accordance with Section 8 hereof, the Company shall, subject to the underwriting requirements and limitations set forth herein, cause to be registered under the Act all of the Registrable Securities that Purchaser has requested to be registered.


          (c) Expenses of Registration. The Company shall bear and pay all costs of and incidental to any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to this Section 11 for the Purchaser, including (without limitation) all registration, filing, and qualification fee, printers' and accounting fees relating or apportionable thereto, and the Purchaser will bear and pay his prorata portion of any underwriting discounts and commissions.


          (d) Underwriting Requirements. In connection with any offering involving an underwriting of shares, the Company shall not be required under Section 11 to include any of the Purchaser's securities in such underwriting unless Purchaser accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company or the Company shareholders demanding such registration.


          (e) Information. Purchaser shall furnish such information as shall be required to effect and keep current the registration of Purchaser's Shares.


          (f) Assignment of Registration Rights. The rights to register Registrable Securities pursuant to this Section 11 may be assigned by Purchaser provided that (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee of assignee and the securities with respects to which such registration rights are being assigned, (b) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act, and (c) such rights may not be assigned to any person or entity which, in the Company's reasonable judgment, is a competitor of the Company. Purchaser may assign such rights to separate purchasers in the case of the Warrants or the Common Stock, but may assign only as to all (not less than all) of either.


          (g)  Reconsideration.  Notwithstanding  any  other  provision  of this
          Section 11, if at any time after giving written notice of its proposal to file a registration statement pursuant to subsection (b) above and prior to the effective date of such registration statement,

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Natural Solutions Corporation                          October 29, 1999


          the Company shall determine not to register the securities proposed to be covered thereby, the Company may, at its election, give written notice of such determination to the Purchaser and thereupon shall be relieved of its obligation to register any Shares in connection with such registration.


12. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, postage prepaid, return receipt requested and addressed as follows:


If to Purchaser:         M.G. Robertson
                         977 Centerville Turnpike
                         Virginia Beach, Virginia 23463

with copy to:            Louis Isakoff, Esq.
                         Robertson Asset Management Inc.
                         977 Centerville Turnpike - SHB 202
                         Virginia Beach, Virginia 23463


If to the Company:       1201 U.S. Highway One, Suite 205
                         North Palm Beach, Florida 33408
                         Attn: Richard Jurgenson, President


with copy to:            Robert E. Freer, Jr., Esq.
                         Baise, Miller & Freer, P.C.
                         1020 19th Street, N.W.
                         Suite 400
                         Washington, D.C. 20036

            Either party may change his or its address by written notice thereof to the other party pursuant to this Paragraph 12.


13. Counterparts. This Agreement may be executed in two or more identical counterparts. Each such counterpart shall be deemed an original, but together all such counterparts shall constitute one in the same instrument.


14. Governing Law. This Agreement shall be construed under and in accordance with the laws of the State of Nevada, unless and until the Company's state of domicile shall change, in which event this Agreement shall be construed under and in accordance with the laws of the state of such new domicile.


15. Amendment. This Agreement contains the entire agreement between the parties hereto and cannot be amended or altered except in writing executed by the parties hereto.

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Natural Solutions Corporation                          October 29, 1999




16. Disputes. Any dispute between or among the Parties or any of them arising out of or in any way relating to this Agreement shall be submitted to arbitration in Washington, D.C., under the auspices of the American
     Arbitration Association. A decision of an arbitrator or a panel of arbitrators, as the case may be, shall be legally binding on the Parties and shall not be subject to appeal to any court of law. The costs of arbitration shall be borne by the Party instigating such arbitration, if he or it shall not prevail in the principal relief sought, and by the Party or Parties against whom such arbitration is brought, if the Party instigating such arbitration shall prevail in the principal relief sought.


17. Entire Agreement. This Agreement is intended to implement the letter of intent between the parties dated October 27, 1999 and accepted by Purchaser on October 29, 1999, which letter of intent is incorporated herein by reference. This Agreement constitutes the sole, complete and only agreement between the parties hereto as to the subject matter hereof, and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.


            IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day first written above:

                                   NATURAL SOLUTIONS CORPORATION

 /s/M.G. Robertson                 By: /s/ Richard Jurgenson
----------------------------          ---------------------------
M.G. Robertson                        Richard Jurgenson, President


                                   As to Paragraph 8 and 9 hereof on behalf of The ICE BAN Parties

                                   By: /s/ George A. Janke
                                       -------------------------
                                      George A. Janke, Individually and as
                                      President









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